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                                                                    EXHIBIT 10.2


                           STOCK RESTRICTION AGREEMENT
                           ---------------------------

         THIS AGREEMENT is made as of the 1st day of November, 1999, between the Robert A. Weitzel (the "Shareholder") and International Total Services, Inc., an Ohio corporation (the "Company").

                                R E C I T A L S:
                                - - - - - - - -

         A. The Shareholder and the Company desire to promote their mutual interests by making provision to avoid future differences and to assure continuity and harmony in the management of the Company.

         B. The Shareholder recognizes that to accomplish that objective, transferability of the shares of the Company's common stock owned by him should be restricted and provision made for the purchase of such shares in the event the Shareholder desires to sell or otherwise dispose of such shares.

         C. The Shareholder beneficially owns, in the aggregate, 3,324,979 issued and outstanding shares (the "Shares") of the common stock, without par value, of the Company.

         NOW, THEREFORE, in consideration of the mutual promises of the parties made in this Agreement, the parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS.

                  (a) SHAREHOLDER. "Shareholder" means and includes the Shareholder named above and any transferee who acquires any Shares from the Shareholder or any such person or entity in accordance with the provisions of this Agreement or otherwise, as well as the heirs, estate, personal representatives, successors and assigns of the Shareholder or any such person or entity.

                  (b) SHARES. "Shares" means and includes those now or subsequently issued and outstanding.

                  (c) TRANSFER. "Transfer" or "transferred" means and includes any encumbrance, alienation, hypothecation, conveyance, pledge, sale, gift, assignment or other voluntary transfer, as well as any transfer by operation of law, by levy or execution, or by judicial sale to or by a receiver or trustee in bankruptcy or insolvency proceedings.

         2. PERMITTED TRANSFERS. Any Shareholder may transfer for value or otherwise (a "permitted transfer"), but not for a price in excess of the price determined pursuant to Paragraph 4, all or any part of his Shares, without first giving the notice provided in Paragraph 3, to any of (i) his spouse, children or grandchildren, (ii) a partnership, all the partners of which are such person or persons or the Shareholder, or the trustees of any trust made by the Shareholder primarily for the benefit of any such person or persons, or for the benefit of himself, (iii) a corporation in which the Shareholder has a controlling interest, or (iv) to the trustees of that certain voting trust established pursuant to that certain Voting Trust Agreement of even date

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herewith (the "Voting Trust") (collectively, the "permitted transferees"). The permitted transferees will receive and hold such Shares subject to the terms of this Agreement and to the obligations under this Agreement of the Shareholder making the transfer. There may be no further transfer of Shares except in accordance with the terms of this Agreement. A Shareholder who has made a permitted transfer and his permitted transferees are collectively referred to as a "Family Group."

         3. RESTRICTIONS DURING LIFE. Except as provided in Paragraph 2, no Shares may be transferred Shares except in accordance with the terms of this Paragraph 3. The Shareholder (which, for purposes of this Paragraph 3 shall include the Family Group) may sell not less than one hundred thousand (100,000) of his Shares at any one time, may not undertake more than one sale of Shares during any three consecutive month period, and may only undertake such sale in accordance with the following provisions:

                  (a) OFFER BY TRANSFEROR. When the Shareholder proposes to sell Shares to a prospective bona fide purchaser, the Shareholder must first offer to the Company the Shares he proposes to sell. The offer is to be in writing and must contain the name and address of the proposed bona fide purchaser and the terms of the proposed transfer. In the event that the Shareholder previously made a permitted transfer, the offer must include an offer to sell all Shares owned by all members of the Shareholder's Family Group if such proposed sale includes all Shares then directly held by the Shareholder.

                  (b) ACCEPTANCE OF OFFER BY THE COMPANY. If the offer is received by the Company on or before January 31, 2000 then within ninety (90) days after receipt of the offer from the Shareholder, the Company may, at its option, elect to purchase all of the offered Shares. If the offer is received by the Company after January 31, 2000 then within sixty (60) days after receipt of the offer from the Shareholder, the Company may, at its option, elect to purchase all of the offered Shares. The Shareholder may not, nor may any member of his Family Group, participate in any manner, including the voting of Shares or voting as a Director, in making the decision of whether or not the Company elects to purchase the offered Shares. Likewise, no Director who has any interest in the proposed sale, either direct or indirect, may participate in any manner in making the decision of whether or not the Company elects to purchase the offered Shares. Such prohibition on participation will not prevent the Shareholder or Director from being counted for purposes of establishing a quorum of Shareholders or Directors at a meeting duly called. The Company must exercise its option to purchase by giving written notice to the Shareholder within the ninety (90) day period or the sixty (60) day period, as the case may be. The exercise notice must specify a date for the closing of the purchase, not to be more than forty-five (45) days after the date of the giving of the exercise notice. The purchase price for the Shares and terms of payment are described in Paragraphs 4 and 5. It is expressly acknowledged and agreed that the Company's first refusal rights, and any and all related rights of the Company contained herein, shall be assignable by the Company to any other person or entity in the Company's sole discretion.

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                  (c) RELEASE FROM RESTRICTION. If the offer to sell is not
         accepted and consummated by the Company in the manner provided above, the Shareholder may sell all, but not less than all, of his Shares (including the Shares of his Family Group) which were included in the offer to the Company to the prospective bona fide purchaser named in the Shareholder's offer to the Company, but only in strict accordance with the terms stated in the offer. The bona fide purchaser will acquire the Shares free from the restrictions of this Agreement. If the Shareholder fails to conclude the sale within forty-five (45) days following the expiration of the time provided for the exercise of the option by the Company, the Shares will again become subject to all the restrictions of this Agreement.

         4. PURCHASE PRICE. The per share purchase price for the Shares purchased by the Company pursuant hereto will be the amount contained in the offer from the prospective bona fide purchaser.

         5. PAYMENT OF PURCHASE PRICE. Payment for all Shares purchased by the Company under this Agreement will be made pursuant to the terms of the proposed sale to the bona fide purchaser pursuant to Paragraph 3(a).

         6. DEATH OF PERMITTED TRANSFEREE. On the death of any member of a Family Group if the Shares owned by the member are bequeathed to, or for the primary benefit of, or pass by descent to, the spouse, parent, child or children of the deceased member, then the Shares will not be required to be sold, but will remain subject to the other terms of this Agreement.

         However, on the death of any member of a Family Group during the lifetime of the Shareholder, if the Shares owned by the member are not bequeathed to or for the primary benefit of, or will not pass by descent to, the spouse, parent, child or children of such person, then the Shareholder will be obligated to acquire, and the estate of the deceased member will be obligated to sell, the Shares under the terms of Paragraphs 4 and 5.

         7. SPECIFIC PERFORMANCE. The parties acknowledge that it is impossible to measure, in money, the damages that will accrue to a party or to the personal representative of a decedent from a failure of a party to perform any of obligations under this Agreement. Therefore, if any party or the personal representative of a decedent institutes any action or proceeding to enforce the provisions of this Agreement, any person (including the Company) against whom the action or proceeding is brought waives the claim or defense that the moving party or representative has or will have an adequate remedy at law, and the person will not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

         8. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

                  (a) The bankruptcy, receivership, insolvency or dissolution of the Company, or

                  (b)      The mutual written agreement of the parties, or

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                  (c)      The cessation of the Company's business, or

                  (d)      September 30, 2001, or

                  (e) A payment default by the Company under Sections 1(b) or 3(a) of that certain Retirement and Consulting Agreement between the Company and the Shareholder, which payment default continues for more than five days after the Company receives notice of such default from the Shareholder (in accordance with said Retirement and Consulting Agreement) unless the Company's failure to make payment is as a result of a Breach, as defined in said Retirement and Consulting Agreement.

         9. REFERENCE ON CERTIFICATES. Each certificate representing Shares now or subsequently held by the Shareholder will be stamped with a legend in substantially the following form:

                  The transfer of the shares represented by this certificate are restricted under the terms of a Stock Restriction Agreement dated _________________, 1999, among the Company and the Shareholder, a copy of which Agreement will be mailed to the holder without charge within five (5) days after receipt by the Company of written request.

         10. EXECUTION OF DOCUMENTS. If, under the terms of this Agreement, the Shares of the Shareholder, or of any transferee who has received Shares in accordance with the provisions of this Agreement or otherwise, are purchased, the Shareholder or transferee, or the personal representative of the Shareholder or transferee, will execute and deliver all necessary documents that may be reasonably required for accomplishing the complete transfer of the Shares for the purpose of the purchase or transaction.

         11. NOTICE. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate answer back received, or by mail. If by mail, it must be mailed by registered or certified mail, postage prepaid, return receipt requested, and it will be deemed to have been given on the date following the date it is posted. Notice to the Company is to be addressed to its then principal office. Notice to the Shareholder is to be addressed to his address as appear on the transfer books of the Company, or to such other address as may be designated by the Shareholder in writing to the Secretary of the Company.

         12. MODIFICATION. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by the parties to this Agreement.

         13. PARTIES TO AGREEMENT. This Agreement will be binding on and will operate for the benefit of the Company, its successors and assigns, and the Shareholder and his respective heirs, estates, personal representatives, successors and assigns, will be binding on any transferee who

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has received any stock in accordance with the provisions of this Agreement and the heirs, estate, personal representatives, successors and assigns of the transferee, and will be binding on any persons or entity to whom any of the Shares are transferred in violation of the provisions of this Agreement and the heirs, estate, personal representatives, successors and assigns of the person or entity.

         14. MULTIPLE COUNTERPARTS. This Agreement may be signed in multiple counterparts (including by facsimile transmission), all of which taken together will constitute an original agreement. The execution by one party of any counterpart will be sufficient execution by that party, whether or not the same counterpart has been executed by any other party.

         15. GOVERNING LAW. This Agreement is to be governed by the laws of the State of Ohio.
         16. GENDER. Where necessary or appropriate to the meaning of this Agreement, the singular, plural, masculine, feminine and neuter are deemed to include each other.

         17. SEVERABILITY. If any paragraph, subparagraph or provision of this Agreement is found for any reason whatsoever to be invalid or inoperative, that paragraph, subparagraph or provision shall be deemed severable and shall not affect the force and validity of any other provision of this Agreement. If any paragraph, subparagraph or provision of this Agreement is determined by a court or arbitrator to be invalid or inoperative, the parties agree and it is their desire that such court shall substitute a reasonable judicially enforceable provision in place of the invalid or inoperative provision and that as so modified the provision shall be as fully enforceable as if set forth herein by the parties themselves in the modified form.

         IN WITNESS WHEREOF, the Shareholder has set his hand and the Company has caused this Agreement to be signed by its duly authorized officers the day and year first above written.

INTERNATIONAL TOTAL SERVICES, INC.


By: /s/ H. Jeffrey Schwartz              /s/ Robert A. Weitzel
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                                         Robert A. Weitzel, individually and for
Its Co-Chairman                          Weitzel Family Limited Partnership, as
                                         General Partner

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